UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     October 31, 2007

Challenger Powerboats, Inc.
(Exact name of registrant as specified in charter)

Nevada	000-30914	88-0394012
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Westlink Dr., Washington, MO 36090
(Address of principal executive offices)

(636) 390-9000
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03

AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

On October 18, 2007, our Board of Directors authorized an amendment to our Amended Articles of Incorporation, as amended, to effect a reverse split of the issued and outstanding shares of our common stock, par value $0.001, on a 1 for 20 basis.  The Amendment was filed on October 19, 2007 and effective on October 31, 2007 (the “Effective Date”).

As a result of the reverse split, on the Effective Date, each holder of common stock will receive 1 share for each 20 shares they own immediately prior to the Effective Date. We will not issue fractional shares in connection with the foregoing stock split.  Fractional shares will be rounded up to the nearest whole share.

A copy of the Amendment is attached to this current report as Exhibit 3.1 and is included herein by reference.

This report contains forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in our Form 10-KSB and other reports filed with the Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

3.1	Certificate of Amendment to Articles of Incorporation, dated October 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Challenger Powerboats, Inc.

November 5, 2007	By:	/s/ Laurie Phillips
Laurie Phillips
Chief Executive Officer